AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY __, 1998 REGISTRATION NO. 33-_______

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON D.C. 20549
                             _____________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                             _____________________

                                  iMALL, INC.
--------------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEVADA                                          87-0553169
   ---------------------------                      ---------------------------
  (STATE OR OTHER JURISDICTION                     (I.R.S. EMPLOYEE I.D. NUMBER)
OF INCORPORATION OR ORGANIZATION)


                     4400 COLDWATER CANYON BLVD., SUITE 200
                          STUDIO CITY, CALIFORNIA 91604
           ---------------------------------------------------------
          (Address of Principal Executive Office, including Zip Code)

                            1997 STOCK OPTION PLAN
                          ---------------------------
                         (Full title of the agreement)

                                (818) 509-3600
          -----------------------------------------------------------
         (Telephone number, including area code, of agent for service)

                                   COPIES TO:
                            DAVID L. FICKSMAN, ESQ.
                                LOEB & LOEB LLP
                      1000 WILSHIRE BOULEVARD, SUITE 1800
                         LOS ANGELES, CALIFORNIA  90017
                                 (213) 688-3698

                        CALCULATION OF REGISTRATION FEE

==================================================================================================
                                           PROPOSED MAXIMUM    PROPOSED MAXIMUM     AMOUNT OF
 TITLE OF SECURITIES      AMOUNT TO BE      OFFERING PRICE    AGGREGATE OFFERING   REGISTRATION
   TO BE REGISTERED      REGISTERED/(1)/    PER UNIT/(2)/           PRICE              FEE
--------------------------------------------------------------------------------------------------
    COMMON STOCK            1,000,000           $9.41             $9,410,000         $2,775.95
==================================================================================================

(1) DETERMINED PURSUANT TO RULE 457(h).

(2) ESTIMATED SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE PURSUANT TO RULE 457(c) AND (h), BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES ON MAY 13, 1998.

                             PROSPECTUS FOR RESALES

          The material which follows, up to but not including the page beginning
Part II of this Registration Statement, constitutes a prospectus, prepared on Form S-3, in accordance with General Instruction C to Form S-8, to be used in connection with resales of securities acquired under the 1997 Stock Option Plan by affiliates of iMall, Inc., as defined in Rule 405 under the Securities Act of 1933, as amended.

PROSPECTUS

                                  iMALL, INC.

                                  COMMON STOCK

          This Prospectus relates to shares of Common Stock of iMall, Inc. (the "Company") which may be offered from time to time by the people named under "Selling Security Holders" in the over the counter market, where the Company's Common Stock currently is traded, or on securities exchanges, through automated quotation systems or in other markets where the Common Stock may be traded, or in negotiated transactions, at prices and on terms then available. The respective Selling Security Holders will pay any brokerage fees or commissions relating to sales by them. See "Method of Sale." The Company will receive no part of the proceeds of any such sales. The principal executive office of the Company is located at 4400 Coldwater Canyon Blvd., Suite 200, Studio City, California 91604.

             THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED
               BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS
                   THE COMMISSION PASSED UPON THE ACCURACY OR
                       ADEQUACY OF THIS PROSPECTUS.  ANY
                         REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.


          No person has been authorized to give any information or to make any representations not contained in this Prospectus. Any information or representation not contained herein must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell any of the securities covered by this Prospectus by the Company in any state to any person to whom it is unlawful for the Company to make such offer. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has been no change in the affairs of the Company since the date hereof or since the dates as of which information has been incorporated herein.

          The expenses of preparing and filing the Registration Statement of which this Prospectus is a party are being borne by the Company.

                            ________________________

                  The date of this Prospectus is May __, 1998

                               TABLE OF CONTENTS

Available Information......................................................   4
Incorporation by Reference.................................................   4
Selling Security Holders...................................................   5
Method of Sale.............................................................   5
SEC Position Regarding Indemnification.....................................   5

                             AVAILABLE INFORMATION

          The Company is subject to the informational requirements of the Securities Exchange Act of 1934, and in accordance with that Act files reports and other information with the Securities and Exchange Commission. All reports, proxy statements and other information filed with the Securities and Exchange Commission by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: 7 World Trade Center, New York, New York 10048, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511 and 11th floor, 5670 Wilshire Boulevard, Los Angeles, California 90036. Copies of that material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a web site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of such site is (http://www.sec.gov)

                           INCORPORATION BY REFERENCE

          The Company incorporates by reference into this Prospectus (a) the Company's Annual Report on Form 10-KSB for the year ended December 31, 1997, (b) the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998, (c) all documents filed by the Company pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since December 31, 1997, and (d) the description of the Company's Common Stock included in its registration statement under Section 12 of the Securities Exchange Act of 1934 relating to the Common Stock, including any amendment or report filed for the purpose of updating such description. All documents subsequently filed by the Company pursuant to Sections 13(a), 14(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, will be deemed to be incorporated by reference in this Registration Statement and to be part of it from the date of filing such documents. Copies of all documents which are incorporated by reference will be provided without charge to anyone to whom this prospectus is delivered upon a written or oral request to iMall, Inc., 4400 Coldwater Canyon Blvd., Suite 200, Studio City, California 91604, Attention: Chief Financial Officer, telephone number (818) 509-3600.

                           SELLING SECURITY HOLDERS

          The Prospectus relates to possible sales by officers and directors of the Company of shares of Common Stock purchased by them through the exercise of options granted to them under the Company's 1997 Stock Option Plan (the "Stock Option Plan"). The names of those Selling Securities Holders are not known by the Company at this time and will be provided by the Company, along with the number of shares of Common Stock owned by each of them and the number of shares to be resold, in a supplement to this Prospectus pursuant to General Instruction C(3) to Form S-8 and Rule 424(b) under the Securities Act of 1933.

                                 METHOD OF SALE

          The Company anticipates that any sales of the shares offered by this Prospectus by Selling Security Holders will be made to the public in the over the counter market where the Company's Common Stock currently is traded or on securities exchanges, through automated quotation systems or in other markets where the Company's Common Stock may be traded, or in negotiated transactions. The Company anticipates that sales will be at prices current when the sales take place. Sales may involve payment of brokers' commissions by Selling Security Holders. Sales may also be made pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Act") without delivery of this Prospectus. There is no present plan of distribution.

                     SEC POSITION REGARDING INDEMNIFICATION

          The Company's by-laws provide for indemnification of officers and directors.

          Insofar as indemnification for liabilities arising under the Act might be permitted to directors, officers or persons controlling the Company under the provisions described above, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that Act and is therefore unenforceable.

                                    PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.
          ---------------------------------------

          The following documents of iMall, Inc. (the "Company") previously filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated into this Registration Statement by reference:

          (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997;

          (b) The Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 1998; and

          (c) The description of the Company's common stock contained in the Company's registration statement filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all shares offered hereunder have been sold or deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

ITEM 4.   DESCRIPTION OF SECURITIES.
          -------------------------

          No description of the class of securities to be offered is required under this item because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.
          --------------------------------------

          No such interests.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.
          -----------------------------------------

          As authorized by Section 78.751 of the Nevada General Corporation Law, the Company may indemnify its officers and directors against expenses incurred by such persons in connection with any threatened, pending or completed action, suit or proceedings, whether civil, criminal, administrative or investigative, involving such persons in their capacities as officers and directors, so long as such persons acted in good faith and in a manner which they reasonably believed to be in the best interests of the Company. If the legal proceeding, however, is by or in the right of the Company, the director or officer may not be indemnified in respect of any claim, issue or matter as to which he is adjudged to be liable for negligence or misconduct in the performance of his duty to the Company unless a court determines otherwise.

          Under Nevada law, corporations may also purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director or officer (or is serving at the request of the corporation as a director or officer of another corporation) for any liability asserted against such person and any expenses incurred by him in his capacity as a director or officer. These financial arrangements may include trust funds, self insurance programs, guarantees and insurance policies.

          Article 6.E of the Articles of Incorporation of the Company and
Article 5 of the Bylaws of the Company provide that, to the fullest extent permitted by law, directors of the Company will not be liable for monetary damages to the Company or its shareholders for breaches of their fiduciary duties.

          The Company maintains Director and Officer liability insurance with an aggregate coverage amount of $10,000,000.


ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.
          -----------------------------------

          Not Applicable.


ITEM 8.   EXHIBITS.
          --------

          The following is a complete list of exhibits filed as a part of this Registration Statement, which Exhibits are incorporated herein.

          4.1  1997 Stock Option Plan

          5.1  Opinion of Loeb & Loeb LLP (including consent)

          23.1 Consent of Arthur Andersen LLP


ITEM 9.   UNDERTAKINGS.
          ------------

          The undersigned Registrant hereby undertakes:

          (a) For purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange

Act, that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on May ___, 1998.

                                       iMALL, INC.


                                       By: /s/ Richard M. Rosenblatt
                                          --------------------------------
                                          Name: Richard M. Rosenblatt, Chairman
                                                of the Board and Chief
                                                Executive Officer

                                       By: /s/ Mark R. Comer
                                          ---------------------------------
                                          Name: Mark R. Comer, President and
                                                Director


          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

         Signature                      Title                     Date
         ---------                      -----                     ----

/s/ Richard M. Rosenblatt      Chairman of the Board and      May 13, 1998
----------------------------   Chief Executive Officer
Richard M. Rosenblatt



/s/ Mark R. Comer              President and Director         May 13, 1998
----------------------------
Mark R. Comer


/s/ Anthony P. Mazzarella      Executive Vice                 May 13, 1998
----------------------------   President,
Anthony P. Mazzarella          Chief Financial Officer,
                               Secretary-Treasurer and
                               Director


/s/ Craig Pickering            Director                       May 13, 1998
----------------------------
Craig Pickering



/s/ Marshall Geller
-----------------------        Director                    May 13, 1998
Marshall Geller

/s/ Harold Blue                Director                    May 13, 1998
-----------------------
Harold Blue

/s/ Leonard Schiller           Director                    May 13, 1998
-----------------------
Leonard Schiller

/s/ Richard Rogel              Director                    May 13, 1998
-----------------------
Richard Rogel

/s/ Howard Goldberg            Director                    May 13, 1998
-----------------------
Howard Goldberg

                                 EXHIBIT INDEX
                                 -------------


Exhibit No.                       Description                      Page
-----------                       -----------                      ----

   4.1           1997 Stock Option Plan                             12

   5.1           Opinion of Loeb & Loeb LLP (including consent)     19

   23.1          Consent of Arthur Andersen LLP                     20
